Exhibit 99.1

News Release

Magnera Reports Second Quarter

Second Quarter Highlights
•	GAAP: Net sales of $796 million, Operating income of $17 million
•	Non-GAAP: Adjusted EBITDA of $90 million
•	Free cash flow $73 million, representing a twelve-month adjusted free cash flow yield of over 40% as of quarter-end

Curt Begle, Magnera’s CEO, commented: “Magnera delivered a solid second quarter in line with our expectations as we remain steadfast during this time of significant global uncertainty to deliver on our full-year 2026 Adjusted EBITDA and free cash flow guidance.

We made $36 million in debt repayments during the quarter and generated $73 million of free cash flow demonstrating our disciplined focus on operational excellence, capex deployment, and working capital improvement initiatives.

Since the start-up of Magnera, we have demonstrated the resiliency of our business against an on-going challenging global macro environment.  Our strategic focus remains centered on the pillars of cost optimization, portfolio differentiation, and commercial excellence.  Our disciplined commitment to these priorities will continue to position Magnera to deliver growth in long-term shareholder value.”

 Key Financials
	March Quarter		March YTD
GAAP results	2026	2025	2026	2025
Net sales	$796	$824	$1,588	$1,526
Operating income	17	4	31	(18)

	March Quarter		Reported	Comparable(1)	March YTD		Reported	Comparable(1)
Adjusted non-GAAP results	2026	2025	%	%	2026	2025	%	%
Net sales	$796	$824	(3%)	(9%)	$1,588	$1,526	4%	(8%)
Adjusted EBITDA (1)	90	89	1%	(1%)	183	173	6%	(1%)

(1)
Adjusted non-GAAP results exclude items not considered to be ongoing operations.  In addition, comparable change % normalizes the impacts of foreign currency and the merger with Glatfelter.  Further details related to non-GAAP measures and reconciliations can be found under “Reconciliation of Non-GAAP Financial Measures and Estimates” section or in reconciliation tables in this release.  Dollars in millions

Consolidated Overview

The net sales decline included a $57 million decrease in selling prices primarily due to product mix and pass-through of lower raw material costs and a 2% organic volume decline partially offset by favorable foreign currency changes of $48 million.  The volume decline was primarily attributed to winter storm disruptions in North America and general market softness in Europe.

The adjusted EBITDA was up 1% as a result of favorable price cost spread of $2 million and a $2 million favorable benefit from foreign currency changes were partially offset by lower volumes.

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Americas

The net sales decline included a $42 million decrease in selling prices primarily due to product mix, pass-through of lower raw material costs and a 1% organic volume decline.  The volume decline was primarily attributed to winter storm disruptions in North America.

The adjusted EBITDA decline was primarily a result of unfavorable price cost spread of $5 million.

Rest of World

The net sales increase included a favorable foreign currency change of $37 million partially offset by a $15 million decrease in selling prices primarily due to product mix, pass-through of lower raw material costs and a 4% organic volume decline.  The volume decline was primarily attributed to general market softness in Europe.

The adjusted EBITDA increase was primarily a result of favorable price cost spread of $7 million as the result of synergy realization and mix improvement and a $2 million favorable benefit from foreign currency changes partially offset by softer volumes.

Investor Conference Call

The Company will host a conference call, May 7, 2026, at 10:00 AM U.S. Eastern Time to discuss the March 2026 quarter results.  The webcast can be accessed here. A replay of the webcast will be available via the same link on the Company’s website after the completion of the call.

By Telephone
Participants may register for the call here now or any time up to and during the time of the call and will immediately receive the dial-in number and a unique pin to access the call.  While you may register at any time up to and during the time of the call, you are encouraged to join the call 15 minutes prior to the start of the event.

About Magnera

Magnera Corporation (NYSE: MAGN) serves 1,000+ customers worldwide, offering a wide range of material solutions, including components for absorbent hygiene products, protective apparel, wipes, specialty building and construction products, and products serving the food and beverage industry. Operating across 45 global facilities, Magnera is supported by approximately 8,000 employees. Magnera’s purpose is to better the world with new possibilities made real. For more than 160 years, the Company has delivered the material solutions their partners need to thrive. Through economic upheaval, global pandemics and changing end-user needs, we have consistently found ways to solve problems and exceed expectations. The distinct scale and comprehensive portfolio of products brings customers more materials and choices. Magnera builds personal partnerships that withstand an ever-changing world.

Visit Magnera.com for more information and follow @MagneraCorporation on social platforms.

Non-GAAP Financial Measures and Estimates
This press release includes non-GAAP financial measures including, but not limited to, Adjusted EBITDA, free cash flow, and comparable basis net sales and adjusted EBITDA.  A reconciliation of these non-GAAP financial measures to comparable measures determined in accordance with accounting principles generally accepted in the United States of America (GAAP) is set forth at the end of this press release.  Information reconciling forward-looking adjusted EBITDA and adjusted free cash flow are not provided because such information is not available without unreasonable effort due to high variability, complexity, and low visibility with respect to certain items, including debt refinancing activity or other non-comparable items.  These items are uncertain, depend on various factors, and could be material to our results computed in accordance with U.S. GAAP.

Forward Looking Statements
This document contains certain statements that are “forward-looking” statements within the meaning of the federal securities laws and are presented pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  Such “forward-looking” statements include, but are not limited to, statements with respect to our future financial performance and condition, results of operations and business, our expectations or beliefs concerning future events, plans, objectives, expectations and intentions, and other statements that are not historical facts. These statements may contain words such as “believes,” “expects,” “may,” “will,” “should,” “would,” “could,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “outlook,” “guidance,” “anticipates” or “looking forward” or similar expressions. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. These forward-looking statements are based upon the current beliefs and expectations of the management of Magnera and are subject to risks and uncertainties that may change at any time.  Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and uncertainties, they include, among others, the following: global economic conditions; inflation; the cost and availability of raw materials and energy; disruption of our supply chain; the adverse impact of weather events on our facilities, inventory and suppliers, as well as adverse effects on our customers, suppliers and other business partners; the effect of competition on our business; our inability to integrate future acquired companies or to realized expected operating synergies; synergies expected to be achieved in connection with our business combination with a subsidiary of Berry Global Group, Inc.; our inability to retain our officers and employees or the occurrence of labor disputes; disruption of our information technology systems, including as a result of a cyber breach; risks associated with operating internationally, including fluctuating exchange rates, tariffs, differing tax laws and regulation; litigation and regulatory investigations; and disputes related to intellectual property used in our business.  Additional information regarding these risks and uncertainties and other risks applicable to our business are described in additional detail in our reports filed with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended September 27, 2025, and other filings that we make with the SEC. These risk factors may not contain all of the material factors that are important to you. New factors may emerge from time to time, and it is not possible to either predict new factors or assess the potential effect of any such new factors. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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Consolidated and Combined Statements of Operations (Unaudited)

	Quarterly Period Ended		Two Quarterly Periods Ended
(in millions, except per share amounts)	March 28, 2026	March 29, 2025	March 28, 2026	March 29, 2025

Net sales	$796	$824	$1,588	$1,526

Cost of goods sold	701	736	1,396	1,367
Selling, general and administrative	50	47	100	94
Amortization of intangibles	12	14	23	28
Restructuring and other activities	16	23	38	55
Operating income (loss)	17	4	31	(18)
Other expense (income)	(1)	5	2	26
Interest expense	35	39	75	65
Income (loss) before income taxes	(17)	(40)	(46)	(109)
Income tax (benefit) expense	1	1	6	(8)
Net income (loss)	$(18)	$(41)	$(52)	$(101)

Basic and diluted net income per share	$(0.50)	$(1.15)	$(1.45)	$(2.85)

Outstanding weighted average shares
Basic and diluted	35.9	35.6	35.8	35.5

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Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)
	Two Quarterly Periods Ended
(in millions)	March 28, 2026	March 29, 2025
Net cash from operating activities	89	7

Cash flows from investing activities:
Additions to property, plant, and equipment, net	(29)	(39)
Cash acquired from GLT acquisition	-	37
Other investing activities	-	22
Net cash from (used in) investing activities	(29)	20

Cash flows from financing activities:
Proceeds from long-term borrowings	-	1,556
Repayments on long-term borrowings	(63)	(432)
Transfers from Berry, net	-	34
Cash distribution to Berry	-	(1,111)
Debt fees and other, net	-	(15)
Net cash from financing activities	(63)	32
Effect of currency translation on cash	1	(7)
Net change in cash and cash equivalents	(2)	52
Cash and cash equivalents at beginning of period	305	230
Cash and cash equivalents at end of period	$303	$282

Non-U.S. GAAP Free Cash Flow:
Net cash from operating activities	89
Additions to property, plant, and equipment, net	(29)
Free Cash Flow	60

Condensed Consolidated and Combined Balance Sheets (unaudited)

(in millions of dollars)	March 28, 2026	September 27, 2025
Cash and cash equivalents	$303	$305
Accounts receivable	536	522
Inventories	472	474
Other current assets	96	122
Property, plant, and equipment	1,424	1,476
Goodwill, intangible assets, and other long-term assets	1,065	1,090
Total assets	$3,896	$3,989
Current liabilities, excluding current debt	605	601
Current and long-term debt	1,899	1,952
Other long-term liabilities	353	372
Stockholders’ equity	1,039	1,064
Total liabilities and stockholders' equity	$3,896	$3,989

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Reconciliation of Non-GAAP Measures and Estimates
(in millions of dollars)

Reconciliation of Net sales and Adjusted EBITDA on a supplemental comparable basis by segment

	Quarterly Period ended March 28, 2026			Quarterly Period ended March 29, 2025
	Americas	Rest of World	Total	Americas	Rest of World	Total
Net sales	$437	$359	$796	$473	$351	$824
Constant FX rates				11	37	48
Comparable net sales (1)(6)	$437	$359	$796	$484	$388	$872

Operating Income	$8	$9	$17	$8	$(4)	$4
Depreciation and amortization	34	17	51	39	19	58
Integration, business consolidation and other activities	13	4	17	14	5	19
Other non-cash charges (5)	3	2	5	3	5	8
Adjusted EBITDA (1)	$58	$32	$90	$64	$25	$89
Constant FX rates				-	2	2
Comparable Adjusted EBITDA (1)(6)	$58	$32	$90	$64	$27	$91
% vs. prior year comparable	(9%)	19%	(1%)

	Two Quarterly Periods ended March 28, 2026			Two Quarterly Periods ended March 29, 2025
	Americas	Rest of World	Total	Americas	Rest of World	Total	LTM
Net sales	$877	$711	$1,588	$893	$633	$1,526
Constant FX rates				19	65	84
GLT prior year				42	70	112
Comparable net sales (1)(6)	$877	$711	$1,588	$954	$768	$1,722

Operating Income	$18	$13	$31	$1	$(19)	$(18)	$54
Depreciation and amortization	63	37	100	72	39	111	195
Integration, business consolidation and other activities (2)	26	10	36	34	17	51	79
Argentina hyperinflation	3	-	3	-	-	-	7
GAAP carve-out allocation (3)	-	-	-	2	1	3	-
Other non-cash charges (4)(5)	6	7	13	11	15	26	29
Adjusted EBITDA (1)	$116	$67	$183	$120	$53	$173	$364
Constant FX rates				-	3	3
GLT prior year				5	3	8
Comparable Adjusted EBITDA (1)(6)	$116	$67	$183	$125	$59	$184
% vs. prior year comparable	(7%)	14%	(1%)
Synergies and cost reductions							48
PF Adjusted EBITDA							$412

	March 28, 2026
	Quarter	Year-to-date
Cash from operations	$87	$89
Additions to property, plant and equipment	(14)	(29)
Free Cash Flow	$73	$60

(1)
Supplemental financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  These non-GAAP financial measures should not be considered as alternatives to operating or net income or cash flows from operating activities, in each case determined in accordance with GAAP.  Comparable basis measures exclude the impact of currency translation effects and acquisitions.  These non-GAAP financial measures may be calculated differently by other companies, including other companies in our industry, limiting their usefulness as comparative measures.  Management believes that Adjusted EBITDA and other non-GAAP financial measures are useful to our investors because they allow for a better period-over-period comparison of operating results by removing the impact of items that, in management’s view, do not reflect our core operating performance. We define “free cash flow” as cash flow from operating activities less net additions to property, plant, and equipment.  We believe free cash flow is useful to an investor in evaluating our liquidity because free cash flow and similar measures are widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s liquidity.  We believe free cash flow is also useful to an investor in evaluating our liquidity as it can assist in assessing a company’s ability to fund its growth through its generation of cash and as pre-merger cash flow is not indicative of our current structure and operations.

We also use Adjusted EBITDA and comparable basis measures, among other measures, to evaluate management performance and in determining performance-based compensation.  Adjusted EBITDA is a measure widely used by investors, securities analysts, and other interested parties in our industry to measure a company’s performance.  We also believe these measures are useful to an investor in evaluating our performance without regard to revenue and expense recognition, which can vary depending upon accounting methods.

(2)	Includes restructuring, business optimization and other charges, which includes $17 million of transaction compensation expense in the prior year
(3)	Consists of estimated parent-allocated charges for the period prior to merger which is required by GAAP as part of the carve-out financial statement process
(4)	Prior year includes $12 million inventory step-up charge related to the merger and other non-cash charges
(5)	Includes stock compensation expense and equipment disposals
(6)	The prior year comparable basis change excludes the impacts of foreign currency and acquisition/mergers

IR Contact Information
Robert Weilminster
EVP, Investor Relations
IR@magnera.com

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